
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Company's
Quarterly Reports for the six month period ended December 27, 1998, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-27-1999
<PERIOD-END>                               DEC-27-1998
<CASH>                                         $37,361
<SECURITIES>                                        $0
<RECEIVABLES>                                 $182,623
<ALLOWANCES>                                    $8,754
<INVENTORY>                                   $135,438
<CURRENT-ASSETS>                              $348,164
<PP&E>                                      $1,200,068
<DEPRECIATION>                                $519,084
<TOTAL-ASSETS>                              $1,343,290
<CURRENT-LIABILITIES>                         $142,802
<BONDS>                                       $454,865
<PREFERRED-MANDATORY>                               $0
<PREFERRED>                                         $0
<COMMON>                                        $6,051
<OTHER-SE>                                    $652,254<F1>
<TOTAL-LIABILITY-AND-EQUITY>                $1,343,290
<SALES>                                       $648,669
<TOTAL-REVENUES>                              $648,669
<CGS>                                         $550,732
<TOTAL-COSTS>                                 $550,732
<OTHER-EXPENSES>                                    $0
<LOSS-PROVISION>                                $3,384
<INTEREST-EXPENSE>                             $13,139
<INCOME-PRETAX>                                $63,555
<INCOME-TAX>                                   $20,027
<INCOME-CONTINUING>                            $43,528
<DISCONTINUED>                                      $0
<EXTRAORDINARY>                                     $0
<CHANGES>                                       $2,768
<NET-INCOME>                                   $40,760
<EPS-PRIMARY>                                     $.67<F2>
<EPS-DILUTED>                                     $.67<F2>

<F1>Note 1:   Other Stockholders Equity of $652,254 is comprised of Retained
Earnings of $657,248 and Accumulated Other Comprehensive Loss of $(4,994).

<F2>Note 2:  Pursuant to FASB 128, "Earning per share" which the Company adopted in the second quarter of the prior fiscal year, the Company changed its method of calculating earnings per share and restated all prior periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options are excluded. Basic earnings per share for the cyrrent period is reflected above under the "Primary" line item. Diluted earnings per share as reflected in the above schedule, has been calculated to conform with the new pronouncement.